                 [LOGO]

September 20, 1996

DEAR SILICON GRAPHICS STOCKHOLDER:

You are cordially invited to attend the Annual Meeting of Stockholders of Silicon Graphics, Inc. to be held on Wednesday, October 30, 1996 at 2:00 p.m. at the Company's headquarters, Building 5, Shoreline Technology Park, 2011 North Shoreline Boulevard, Mountain View, California 94043-1389.

The Notice of Annual Meeting and Proxy Statement accompany this letter and provide an outline of the business to be conducted at the meeting. In addition to the matters to be voted on, there will be a report on the progress of the Company and an opportunity for stockholders to ask questions.

We hope you will be able to join us. To ensure your representation at the meeting, we urge you to return the enclosed proxy promptly. Your vote is very important.

Sincerely,

         [SIG]

EDWARD R. McCRACKEN
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                             SILICON GRAPHICS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 30, 1996

                            ------------------------

TO THE STOCKHOLDERS OF SILICON GRAPHICS, INC.:

    The Annual Meeting of Stockholders of SILICON GRAPHICS, INC. will be held on Wednesday, October 30, 1996, at 2:00 p.m., local time, in Building 5 at the Company's principal offices at 2011 North Shoreline Boulevard, Mountain View, California 94043-1389, for the following purposes:

    1. To elect four Class I directors of the Company to serve for a three-year term.

    2. To approve an amendment increasing the number of shares of Common Stock available for issuance under the Company's Employee Stock Purchase Plan by 8,000,000 shares.

    3. To approve an amendment increasing the number of shares of Common Stock available for issuance under the Company's Directors' Stock Option Plan by 800,000 shares.

    4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1997.

    5. To transact such other business as may properly come before the meeting or any adjournment.

    The Proxy Statement accompanying this Notice describes these matters more fully.

    The close of business on September 3, 1996 is the record date for notice and voting.

    We invite all stockholders to attend the meeting in person. Even if you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope provided. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                                    [SIG]
                                          William M. Kelly
                                          SECRETARY

Mountain View, California
September 20, 1996

                             SILICON GRAPHICS, INC.

                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    Silicon Graphics, Inc. is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Wednesday, October 30, 1996, at 2:00 p.m., local time, or at any adjournment of that meeting. The Annual Meeting will be held at the principal offices of the Company in Building 5, Shoreline Technology Park, 2011 North Shoreline Boulevard, Mountain View, California 94043-1389. The Company's telephone number at that location is 415-960-1980.

    These proxy solicitation materials will be mailed on or about September 26, 1996 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    At the record date, there were issued and outstanding 173,158,255 shares of the Company's Common Stock, $0.001 par value, 17,500 shares of the Company's Series A Preferred Stock, $0.001 par value, and one share of the Company's Series E Preferred Stock, $0.001 par value. Each share of Common Stock is entitled to one vote; each share of Series A Preferred Stock is entitled to 80 votes; and the outstanding share of the Company's Series E Preferred Stock is entitled to 120,688 votes.

    As of September 3, 1996, the following persons were known by the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities:

                                                                      NUMBER OF                PERCENT
                                                                        SHARES                 OF TOTAL
                                                       CLASS OF      BENEFICIALLY   PERCENT     VOTING
                                                      SECURITIES        OWNED       OF CLASS    POWER
                                                    ---------------  ------------   --------   --------
FMR Corporation (1)...............................   Common Stock     9,291,457        5.4       5.3
  82 Devonshire Street
  Boston, MA 02109

NKK U.S.A. Corporation............................     Series A          17,500      100.0       *
  450 Park Avenue                                   Preferred Stock
  New York, NY 10022

Montreal Trust Company............................     Series E               1      100.0       *
  of Canada, as Trustee (2)                         Preferred Stock
  151 Front Street West, Suite 605
  Toronto, Ontario M5J 2N1

- ------------------------

*   Less than 1%.

(1) As reported on a Schedule 13G/A dated January 10, 1996, these shares are beneficially owned by various entities and individuals associated with the Fidelity family of mutual funds.

(2) See "Voting and Solicitation" for a description of the Series E Preferred Stock.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at its principal offices a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    The Company's certificate of incorporation provides for cumulative voting for the election of directors. Stockholders may allocate among one or more candidates the number of votes equal to the number of directors to be elected multiplied by the number of shares or equivalent shares of Common Stock held. However, no stockholder may cumulate votes unless prior to the voting the candidate's name has been placed in nomination and a stockholder has given notice at the meeting of the intention to cumulate votes.

    On all other matters, each share of Common Stock has one vote, each share of Series A Preferred Stock has 80 votes, and the Series E Preferred Stock has 120,688 votes. Except as otherwise required by law, the Series A and the Series E Preferred Stock vote with the Common Stock as one class.

    Montreal Trust Company of Canada holds the Series E Preferred Stock as trustee under a voting trust for the benefit of holders of Exchangeable Shares issued in connection with the Company's acquisition of Alias Research Inc. in June 1995. Each holder of Exchangeable Shares (other than the Company and its affiliates) will receive a proxy on which it can give Montreal Trust voting instructions for a number of Series E Preferred Stock votes equal to the number of Exchangeable Shares owned by that holder. Montreal Trust will only cast votes for which it receives instructions.

    The Company will pay the cost of soliciting proxies. The Company will pay Georgeson & Company Inc., a proxy solicitation firm, a fee expected not to exceed $9,000 for its services in the solicitation of proxies from brokers, bank nominees and other institutional owners and will reimburse the firm for certain out-of-pocket expenses expected not to exceed an additional $16,000. The Company may also reimburse intermediaries for their expenses in forwarding solicitation materials to beneficial owners. The Company's directors, officers and employees may also solicit proxies, without additional compensation.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The quorum required for the transaction of business at the Annual Meeting is a majority of the shares or equivalent shares of Common Stock outstanding on the record date. All shares voted, whether "For" or "Against" or abstentions, will count for purposes of establishing a quorum and, except as described below, for determining the number of votes cast with respect to a matter.

    In the absence of controlling precedent to the contrary, the Company intends not to consider broker non-votes in determining whether the requisite majority of votes cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the Company's 1997 Annual Meeting must be received by the Company no later than May 23, 1997, in order to be included in the proxy materials for that meeting.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

    The Company's Board of Directors currently consists of nine persons, divided into three classes serving staggered terms of office. Following the Annual Meeting, at which four Class I directors are to be elected, the Board will be comprised of four directors in Class I, three in Class II and two in Class III. Each director elected at the 1996 Annual Meeting of Stockholders will serve until his or her term expires at the Annual Meeting of Stockholders in 1999, or until his or her successor has been duly elected and qualified.

    Unless otherwise instructed, the proxy holders will vote for the four nominees named below. The four Class I director nominees currently are directors of the Company. Robert B. Shapiro was appointed as a director by the Board effective February 1, 1996. In the unexpected event that any such nominee becomes unavailable or declines to serve, the proxy holders will vote the proxies in their discretion for any nominee designated by the Board to fill the vacancy. If additional persons are nominated, the proxy holders intend to cumulate their votes if necessary to elect as many of the nominees listed below as possible, in which event the specific nominees to be voted for will be determined by the proxy holders.

                                                                                                       DIRECTOR
NAME                                     AGE                     PRINCIPAL OCCUPATION                    SINCE
- -----------------------------------      ---      --------------------------------------------------  -----------
NOMINEES FOR CLASS I DIRECTORS
C. Richard Kramlich................          61   Managing General Partner, New Enterprise
                                                    Associates (a venture capital firm)                     1984

Edward R. McCracken................          52   Chairman and Chief Executive Officer, Silicon
                                                    Graphics, Inc.                                          1984

Lucille Shapiro, Ph.D..............          56   Professor and Chairman of the Department of
                                                    Developmental Biology, Stanford University
                                                    School of Medicine                                      1993

Robert B. Shapiro..................          58   Chairman and Chief Executive Officer, Monsanto
                                                    Company                                                 1996

CONTINUING CLASS II DIRECTORS

Robert R. Bishop...................          53   Chairman, Silicon Graphics World Trade Corporation        1993

Robert A. Lutz.....................          64   President and Chief Operating Officer, Chrysler
                                                    Corporation                                             1995

James A. McDivitt..................          67   Former Senior Vice President, Government
                                                    Operations and International, Rockwell
                                                    International Corporation                               1987

CONTINUING CLASS III DIRECTORS

Allen F. Jacobson..................          69   Former Chairman of the Board and Chief Executive
                                                    Officer, Minnesota Mining & Manufacturing
                                                    Company (3M)                                            1992

James G. Treybig...................          55   Former President and Chief Executive Officer,
                                                    Tandem Computers Incorporated                           1992

    Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among directors or executive officers of the Company.

    Mr. Kramlich is also a director of Ascend Communications, Chalone Inc., Lumisys, Inc., Macromedia, Inc., Neopath, Inc., Sierra Monitor Corporation, SyQuest Technology, Inc. and Telebit Corporation.

    Mr. McCracken is also a director of National Semiconductor Corporation.

    Dr. Shapiro is also a director of SmithKline Beecham plc.

    Mr. Shapiro has been the Chairman, President and Chief Executive Officer of Monsanto Company since April 1995, having previously served as its President and Chief Operating Officer since 1993. He also served as Executive Vice President and Advisory Director, Monsanto Company, and President, The Agricultural Group of Monsanto Company between 1990 and 1993. In addition to serving as a director of Monsanto Company, Mr. Shapiro is a director of Citicorp.

    Mr. Bishop became the Chairman of the Board of Silicon Graphics World Trade Corporation in July 1995. Prior to July 1995, Mr. Bishop served as President of Silicon Graphics World Trade Corporation, a position he had held since July 1986.

    Mr. Lutz, who has served as President of Chrysler Corporation since 1991, also has served as Chief Operating Officer and a member of the Office of the Chairman since January 1993. Mr. Lutz has been a director of Chrysler Corporation since 1986.

    Mr. McDivitt was Senior Vice President, Government Operations and International, of Rockwell International Corporation until his retirement in April 1995.

    Mr. Jacobson was the Chairman of the Board and Chief Executive Officer of 3M Company until his retirement in October 1991. Mr. Jacobson remains a director of 3M Company and is also a director of Abbott Laboratories, Deluxe Corporation, Mobil Corporation, Northern States Power Company, Potlatch Corporation, Prudential Insurance Company of America, Sara Lee Corporation, US WEST, Inc. and Valmont Industries, Inc.

    Mr. Treybig was President and Chief Executive Officer of Tandem Computers Incorporated until his retirement in January 1996. Mr. Treybig resigned as a director of Tandem in June 1996.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held seven meetings during fiscal 1996. The Board has an Audit Committee and a Compensation and Human Resources Committee, which also serves as a nominating committee.

    The Audit Committee consists of three non-employee directors, Mr. Jacobson (chair), Mr. Lutz and Dr. Shapiro, and held eight meetings during fiscal 1996. It recommends engagement of, and approves the services performed by, the Company's independent auditors. The Committee also is responsible for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation and Human Resources Committee consists of three non-employee directors, Mr. McDivitt (chair), Mr. Kramlich, and Mr. Shapiro, and held four meetings during fiscal 1996. The Committee's responsibilities include recommending, subject to the Board's approval, executive compensation, including stock option grants; administering the Company's stock incentive plans; approving employee stock option grants; identifying and evaluating candidates to fill vacancies on the Board and making recommendations regarding the size and composition of the Board. Candidates for director suggested by stockholders will be considered by the Committee. Such suggestions should include the candidate's name and qualifications and may be submitted in writing to the Corporate Secretary, Silicon Graphics, Inc., 2011 North Shoreline Boulevard, Mountain View, CA 94043-1389.

    No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board on which he or she served, except that Mr. Shapiro, who was appointed as a director in February 1996, did not attend the April 1996 meeting of the Board and of the Compensation and Human Resources Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No interlocking relationship exists between the Company's Board of Directors or Compensation and Human Resources Committee (consisting of Mr. McDivitt, Mr. Kramlich and Mr. Shapiro) and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

DIRECTOR COMPENSATION

    Employee directors are not compensated for their service on the Board of Directors.

    Each non-employee director receives a fee of $5,000 per quarter and $1,000 for each Board and committee meeting attended. The chair of each committee receives an additional $1,000 for each committee meeting attended.

    Under the Directors' Stock Option Plan, each non-employee director is automatically granted an option to purchase 30,000 shares of Common Stock on the date on which he or she first becomes a director. In addition, on the date of the annual stockholders meeting in each year, each non-employee director receives an option to purchase an additional 10,000 shares of Common Stock. On November 1, 1995, Mr. Jacobson, Mr. Kramlich, Mr. McDivitt, Dr. Shapiro and Mr. Treybig each were automatically granted options to purchase 10,000 shares at an exercise price of $31.50 per share, and Mr. Lutz, who first became a director on that date, was automatically granted an option to purchase 30,000 shares. Mr. Shapiro was granted an option to purchase 30,000 shares at an exercise price of $28.25 on February 1, 1996, the effective date of his appointment to the Board.

    All options under the directors' plan are granted at the fair market value of the Common Stock on the date of grant. Options become exercisable in installments on the first three anniversary dates following the date of grant, so long as the optionee remains a director.

    Under the Silicon Graphics Non-Qualified Deferred Compensation Plan, non-employee directors may elect in advance to defer all or a portion of their cash compensation. Directors that participate in the deferral plan may direct the investment of the assets in their deferral accounts among a variety of mutual funds or may make an irrevocable election to credit the deferred fees to a stock credit account based on the value of the Company's Common Stock. Directors may elect to receive payment of their deferred compensation in a lump sum or in annual installments not to exceed ten years, except in the case of amounts in the stock credit account, which are distributed in a lump sum based on the value of the Company's Common Stock at the time the director's service terminates.

                               OTHER INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of the Company as of September 3, 1996 by each director or nominee director, by each of the executive officers named in the table under "Executive Officer Compensation" below, and by current all directors and executive officers as a group:

                                                   NUMBER OF SHARES                     PERCENT OF
                                                     BENEFICIALLY       PERCENT OF     TOTAL VOTING
NAME                                                   OWNED(1)        COMMON STOCK        POWER
- -----------------------------------------------  --------------------  -------------  ---------------
Robert R. Bishop...............................         3,771,098              2.2%            2.2%
Allen F. Jacobson..............................            62,100            *               *
Thomas A. Jermoluk.............................           370,678            *               *
C. Richard Kramlich............................           104,132            *               *
Robert A. Lutz.................................            10,200            *               *
Edward R. McCracken............................         2,431,386              1.4%            1.4%
James A. McDivitt..............................           178,104            *               *
Lucille Shapiro................................            30,000            *               *
Robert B. Shapiro..............................             1,000            *               *
James G. Treybig...............................            60,100            *               *
Robert K. Burgess..............................           154,366            *               *
Gary L. Lauer..................................           287,946            *               *
Teruyasu Sekimoto..............................           158,422            *               *
All executive officers and directors as a group         9,853,278
  (23 persons).................................                                5.5%            5.5%

- ------------------------

*   Less than 1%.

(1) Unless otherwise indicated, the persons named have sole voting and investment power over the shares shown as being beneficially owned by them, subject to community property laws, where applicable. The table includes the following shares issuable on exercise of options or other convertible securities that were exercisable on September 3, 1996, or within 60 days thereafter: Mr. Bishop, 54 shares; Mr. Jacobson, 60,100 shares; Mr. Jermoluk, 359,948 shares; Mr. Kramlich, 50,100 shares; Mr. Lutz, 10,200 shares; Mr. McCracken, 2,132,670 shares; Mr. McDivitt, 39,100 shares; Dr. Shapiro, 30,000 shares; Mr. Treybig, 60,100 shares; Mr. Burgess, 152,980 shares; Mr. Lauer, 284,854 shares; Mr. Sekimoto, 155,355 shares; and all directors and executive officers as a group, 5,388,442 shares.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and equity compensation for the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined at the end of the fiscal year) for the three fiscal years ended June 30, 1996.

                                                                                          LONG TERM COMPENSATION
                                                         ANNUAL COMPENSATION(1)                   AWARDS
                                                ----------------------------------------  ----------------------
                                                                             OTHER        RESTRICTED
NAME AND PRINCIPAL POSITION        FISCAL YEAR    SALARY     BONUS(2)   COMPENSATION(3)      STOCK      OPTIONS
- ---------------------------------  -----------  ----------  ----------  ----------------  -----------  ---------
Edward R. McCracken,.............        1996   $  755,000      --         $   42,526         --         200,000
 Chairman and                            1995      717,500  $  690,787         37,384         --         200,100
 Chief Executive Officer                 1994      675,115     556,875         24,385         --         200,000

Thomas A. Jermoluk,..............        1996   $  703,846      --         $   18,577         --         200,000
 Former President and                    1995      612,501  $  602,213         36,283         --         300,100
 Chief Operating Officer                 1994      492,615     407,087         17,467         --         160,000

Teruyasu Sekimoto,...............        1996   $  429,072  $   20,303     $   67,656         --
 Senior Vice President,                  1995      476,453     300,136          2,184         --          50,100
 East Asia(4)                            1994      378,516      76,896          1,910         --          40,000

Robert K. Burgess,...............        1996   $  305,928  $  133,667     $   83,300         25,000     300,000
 Former Senior                           1995       --          --             --             --          --
 Vice President(5)                       1994       --          --             --             --          --

Gary L. Lauer,...................        1996   $  375,000  $   37,500     $   14,582         --         100,000
 Executive Vice President,               1995      280,192     377,232         19,382         --         100,100
 Worldwide Field Operations              1994      230,231     295,119         12,947         --         100,000

- ------------------------

(1) The Company has no pension, retirement, annuity or similar benefit plan. Includes amounts deferred under the Company's non-qualified deferred compensation plan.

(2) Includes variable compensation plans for certain executives.

(3) Other compensation includes relocation costs and executive perquisites.

(4) Mr. Sekimoto's cash compensation is determined in Japanese Yen and Hong Kong Dollars. The dollar amounts shown are based on the exchange rates at the times of payment.

(5) Mr. Burgess joined the Company in June of 1995 as a result of the acquisition of Alias Research Inc.

                          OPTION GRANTS IN FISCAL 1996

    The following table provides details regarding all stock options granted to the named executive officers in fiscal 1996.

                                   INDIVIDUAL GRANTS(1)
- -------------------------------------------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                    NUMBER OF                                                AT ASSUMED ANNUAL RATES OF
                                   SECURITIES      % OF TOTAL                                 STOCK PRICE APPRECIATION
                                   UNDERLYING    OPTIONS GRANTED    EXERCISE                     FOR OPTION TERM(2)
                                     OPTIONS     TO EMPLOYEES IN      PRICE     EXPIRATION   ---------------------------
NAME                                 GRANTED       FISCAL YEAR      ($/SHARE)     DATE(3)         5%            10%
- ---------------------------------  -----------  -----------------  -----------  -----------  ------------  -------------
Edward R. McCracken..............     200,000             1.9%      $   27.00     01/29/06   $  3,396,031  $   8,606,209
Thomas A. Jermoluk...............     200,000             1.9%          27.00     11/30/96      3,396,031      8,606,209
Teruyasu Sekimoto................      75,000           *               27.00     01/29/06      1,273,512      3,227,328
Robert K. Burgess................     200,000             1.9%          39.00     11/27/96      4,905,378     12,431,191
                                       50,000           *               27.00     11/27/96        849,008      2,151,552
                                       50,000           *               13.50     11/27/96      1,524,008      2,826,552
Gary L. Lauer....................     100,000           *               27.00     01/29/06      1,698,015      4,303,105

- ------------------------

*   Less than 1%.

(1) The options in this table, other than 50,000 shares granted to Mr. Burgess in January 1996, were granted under the 1993 Long-Term Incentive Stock Plan and have exercise prices equal to the fair market value on the date of grant. The option to purchase 50,000 shares at an exercise price of $13.50 per share granted to Mr. Burgess in January 1996 was granted under the 1985 Stock Incentive Program and has an exercise price of 50% of the fair market value on the date of grant. The options become exercisable at a rate of 2% per month over a period of fifty months and expire ten years from the date of grant.

(2) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent the Company's estimate or projection of the future Common Stock price. The Company does not believe that this method accurately illustrates the potential value of a stock option.

(3) The options generally expire on the earlier of ten years from the date of grant or three months after the termination of an optionee's employment with the Company. Accordingly, the options granted to Mr. Burgess and Mr. Jermoluk will terminate in November 1996 as a result of their respective resignations.

       OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

                                                                                           VALUE OF UNEXERCISED
                                    SHARES                    NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                   ACQUIRED                 OPTIONS AT JUNE 30, 1996         JUNE 30, 1996(2)
                                      ON         VALUE      -------------------------  ----------------------------
NAME                               EXERCISE   REALIZED(1)   EXERCISABLE UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------------  ---------  ------------  ----------  -------------  -------------  -------------
Edward R. McCracken..............     --           --        2,064,660       432,056   $  33,092,224   $   594,000
Thomas A. Jermoluk(3)............     --           --          575,544       478,056       5,937,828     2,215,125
Teruyasu Sekimoto................     12,400  $    374,375     137,345       130,955       1,044,648       169,200
Robert K. Burgess(3).............    250,000     6,282,970      74,499       250,000         347,958       472,500
Gary L. Lauer....................     --           --          252,844       215,256       1,844,972       255,900

- ------------------------

(1) Reflects the difference between the closing market price on the date of exercise and the option exercise price and may not represent amounts actually realized by the named individuals.

(2) The amounts in this column reflect the difference between the closing market price of the Common Stock on June 30, 1996, which was $24.00, and the option exercise price. The actual value of unexercised options fluctuates with the market price of the Common Stock.

(3) Mr. Burgess resigned from the Company in August 1996, as a result of which unvested options and restricted stock for an aggregate of 315,000 shares automatically lapsed. Mr. Jermoluk resigned in July 1996, as a result of which unvested options for an aggregate of 443,652 shares automatically lapsed.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC and the New York Stock Exchange, and to give the Company copies of these filings. Based on the written representations of its directors and officers and a review of the copies of such forms furnished to the Company during the fiscal year ended June 30, 1996, the Company believes that its officers, directors and ten percent stockholders complied with all Section 16(a) filing requirements. One former officer of the Company, Wei Yen, filed a late Form 4 after he left the employ of the Company.

                              CERTAIN TRANSACTIONS

    NKK U.S.A. Corporation, a wholly-owned subsidiary of NKK Corporation, holds all of the Company's outstanding Series A Preferred Stock, which it purchased in 1990. The Series A Preferred Stock carries a 3% cumulative annual dividend and is convertible into Common Stock. During fiscal 1995 NKK converted half of its shares into Common Stock and sold such shares in the open market; it continues to hold the balance of its Series A Preferred Shares, with an aggregate liquidation preference of $17,500,000. NKK is a distributor and value-added reseller of the Company's products in Japan. During the fiscal year ended June 30, 1996, NKK purchased approximately $20,206,170 in products from the Company. The Company believes that the terms of its transactions with NKK are no more favorable to either party than would be available from an unaffiliated party.

    James G. Treybig, a current director of the Company, is the former President and Chief Executive Officer of Tandem Computers Incorporated, an OEM distributor of the Company's products. During the year ended June 30, 1996, the Company recognized revenue of approximately $38,831,554 from Tandem, primarily from system sales and related software and technology licenses. The Company believes that the terms of its transactions with Tandem are no more favorable to either party than would be available from an unaffiliated party.

    The Company has entered into employment continuation agreements with its executive officers with the goal of encouraging the continued employment of key executives in the event of a potential change in control of the Company. Under the agreements, each executive officer (i) is entitled to a termination payment equal to two years of his or her compensation if employment with the Company is terminated within twenty-four months after such a change in control and (ii) is granted full vesting of options effective after such a change in control.

    In February 1995 the Company entered into an employment agreement with Thomas A. Jermoluk, then the Company's President and Chief Operating Officer. This agreement, which established certain target levels for cash and other compensation (including the value of stock options) for Mr. Jermoluk over a five-year period if he continued in the Company's employ through June 1999, was terminated by his resignation in July 1996. Although no payments were or will be made to Mr. Jermoluk under the agreement, the Company recorded $771,339 in compensation expense during fiscal 1996 as the result of fluctuations in the market value of the Company's Common Stock.

    In February 1995, Javaid Aziz joined the Company as its Senior Vice President, Europe. In the event that the Company terminates Mr. Aziz's employment before February 1998, he will receive a severance payment equal to two years' base salary. After February 1998, this severance payment will equal one year's base salary.

    In May 1995, the Company made a residential loan to Gary L. Lauer, its Executive Vice President. The loan bears interest at the rate of 7.12% annually and is secured by a second mortgage and Mr. Lauer's options to purchase Common Stock. The loan is due in full on the earliest of the fifth anniversary, the date Mr. Lauer leaves the Company's employ or the date on which the residence securing the loan is sold. Payments of principal are to be made in connection with the sale of shares of the Company's Common Stock. The largest principal amount outstanding to Mr. Lauer during fiscal 1996 was $500,000, all of which was outstanding as of June 30, 1996.

    In July 1995, the Company entered into an agreement with Robert K. Burgess, then the President of the Company's Alias--Wavefront subsidiary, providing for a severance payment in the event that the Company terminated his employment other than for "cause" as defined in the employment continuation agreements described above. This agreement was terminated by Mr. Burgess' resignation in August 1996.

    In March 1996, the Company made a $2,000,000 residential loan to Mr. Burgess in connection with his relocation to California. The residential loan, which was outstanding at June 30, 1996, was interest-free and is secured by a second mortgage. In connection with his resignation from the Company in August 1996, Mr. Burgess agreed to repay the loan in full on or before September 30, 1996, with interest at the statutory rate from the date his employment terminated. The Company also agreed to reimburse Mr. Burgess for certain costs incurred in connection with his relocation to California and the maintenance of his Canadian residence through the date his employment terminated, including taxes associated with these payments and the interest-free loan.

                           REPORT OF THE COMPENSATION
                         AND HUMAN RESOURCES COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation and Human Resources Committee of the Board of Directors recommends, subject to the Board's approval, executive compensation and stock option grants to the Chief Executive Officer. The Committee administers the Company's stock incentive plans and approves stock option grants for all other employees. The Committee is currently composed of three independent, non-employee directors who have no interlocking relationships as defined by the SEC. Mr. Shapiro joined the Committee in April 1996.

COMPENSATION PHILOSOPHY

    The Company operates in the highly competitive and rapidly changing high technology industry. The Committee seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment. The goals of the Company's compensation program are to align compensation with the Company's overall business objectives and performance, to foster teamwork and to enable the Company to attract, retain and reward employees who contribute to its long-term success.

COMPENSATION COMPONENTS

    Compensation for the Company's executive officers generally consists of salary, annual incentive and stock option awards. The Committee assesses the past performance and anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

    SALARY. The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the Committee with reference to several surveys of salaries paid to executives with similar responsibilities at comparable companies, primarily in the high technology industry. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content.

The Company seeks to set executive compensation levels that are competitive with the average levels of peer group compensation.

    ANNUAL INCENTIVE. The Committee annually reviews and approves an executive incentive plan. A target, expressed as a percentage of salary, is established for each officer, based on the scope of his or her responsibility. For fiscal 1996, the targets for executive officers ranged from 35% to 60% of salary. The actual payment amount is computed as a percentage of that target, based on the Company's performance in achieving specified objectives. The fiscal 1996 plan contained a matrix based upon revenue growth and operating margin, reflecting a range of 33% to 200% of target. Because the objectives specified in the incentive plan were not achieved, no incentive payments were made under the fiscal 1996 plan.

    An additional bonus of up to 10% of salary also may be awarded in the discretion of the Chief Executive Officer to recognize the contributions and efforts of individual executive officers. Such additional bonuses equal to 5% of salary were awarded in fiscal 1996 to the Company's executive officers other than Mr. McCracken, Mr. Jermoluk and Mr. Bishop.

    STOCK OPTIONS. Stock option awards are designed to align the interests of executives with the long-term interests of the stockholders. The Committee approves option grants subject to vesting periods (usually 50 months) to retain executives and encourage sustained contributions. The exercise price of most options is the market price on the date of grant.

    The Company is subject to Section 162(m) of the U.S. Internal Revenue Code, adopted in 1993, which limits the deductibility of certain compensation payments to its executive officers. The Company does not have a policy requiring the Committee to qualify all compensation for deductibility under this provision. The Committee's current view is that any non-deductible amounts will be immaterial to the Company's financial or tax position, and that the Company derives substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Committee considers the net cost to the Company in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs. The Company believes that any compensation expense incurred in connection with the exercise of stock options granted under its 1993 Long-Term Incentive Stock Plan will continue to be deductible as performance-based compensation.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. McCracken's salary, annual incentive and stock option grant for fiscal 1996 reflect the Committee's evaluation of his overall leadership of the Company and contribution to shareholder value. In January 1996, the Committee reviewed Mr. McCracken's salary, considering the Company's interim financial results as compared to industry averages, his individual performance and his salary relative to those for comparable positions, primarily in the high technology industry. Based on this review, the Committee increased Mr. McCracken's annualized salary from $735,000 to $775,000, effective January 1, 1996. The Committee also granted Mr. McCracken an option under the 1993 Long-Term Incentive Stock Plan to purchase 200,000 shares of the Company's common stock at the market price on the date of grant. The Committee based this grant on an evaluation of Mr. McCracken's overall leadership of the Company, the number of unvested options held by him, and competitive data for comparable positions within the high technology industry.

                                          COMPENSATION AND HUMAN RESOURCES
                                          COMMITTEE

                                          James A. McDivitt, CHAIRMAN
                                          C. Richard Kramlich
                                          Robert B. Shapiro

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

    In accordance with SEC rules, the Company is required to present a table showing a line-graph presentation comparing cumulative, five-year returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Index for the broad equity index and the Hambrecht & Quist ("H&Q") Technology Index as an industry standard for the five fiscal year period commencing June 30, 1991 and ending June 30, 1996. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             SILICON GRAPHICS,
                   INC.            H&Q TECHNOLOGY INDEX   S&P 500 STOCK INDEX
Jun-91                       100                     100                   100
Sep-91                    150.22                  104.23                 104.5
Dec-91                    159.47                  119.91                112.37
Mar-91                    145.37                  123.89                108.76
Jun-92                    118.06                  113.63                109.96
Sep-92                    132.16                  118.48                112.57
Dec-92                    201.76                  137.92                117.39
Mar-93                    200.88                  135.91                121.69
Jun-97                    263.44                  138.83                121.38
Sep-93                    303.08                  141.31                123.65
Dec-93                     348.9                  150.51                125.67
Mar-94                    340.09                  151.88                 120.1
Jun-94                    311.89                  140.86                 119.7
Sep-94                       363                   160.7                124.67
Dec-94                     439.2                   174.7                123.74
Mar-95                    498.68                  194.45                 134.9
Jun-95                    562.11                  235.88                146.77
Sep-95                    484.58                  268.62                157.46
Dec-95                    389.43                  262.31                165.95
Mar-96                    352.42                  267.55                173.91
Jun-96                    338.33                  279.83                180.68

- ------------------------

* Assumes $100 invested on June 31, 1991 in the Company's Common Stock, the S&P 500 Stock Index and the H&Q Technology Index, with reinvestment of dividends.

                           PROPOSAL NO. 2--AMENDMENT
                        TO EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    The purpose of the Purchase Plan is to provide employees of the Company who participate in the plan with an opportunity to purchase Common Stock of the Company through payroll deductions. Since its adoption in 1986, the Board of Directors and stockholders have periodically approved increases in the number of shares reserved for issuance under the Employee Stock Purchase Plan (the "Purchase Plan") in order to continue to implement the Company's policy of providing equity incentives to its employees. Since the last such increase was approved in 1993, the number of employees eligible to participate in the Purchase Plan has more than doubled as the Company has grown from about 4,000 employees to over 10,000.

    As of June 30, 1996, a total of 11,972,311 shares had been purchased under the Purchase Plan at a weighted average purchase price of $10.00 per share. At June 30, 1996, approximately 10,485 employees were eligible to participate in the Purchase Plan, 5,408 of whom were participating in the then-current offering periods.

    The Board believes that the equity incentive opportunity represented by the Purchase Plan is an important factor in attracting, retaining and motivating the best available talent. Accordingly, to provide for the future issuance of shares under the Purchase Plan, the Board has approved an amendment to the Purchase Plan reserving an additional 8,000,000 shares, thereby increasing the total number of shares reserved for issuance under the Plan to 14,480,000 shares. The Company expects that this increase will meet its goals for employee participation through approximately the next three years. The stockholders are being asked to approve this amendment at the meeting.

ADMINISTRATION

    The Purchase Plan, and the rights of the participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. The Purchase Plan may be administered by the Board of Directors or by a committee of the Board, and is currently being administered by the Compensation Committee. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or the committee. No charges for administrative or other costs may be made against the payroll deductions of a participant in the Purchase Plan.

    Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan. Members of the Board who are eligible to participate in the Purchase Plan may not vote on any matters affecting the Purchase Plan. No member of the Board who is eligible to participate in the Purchase Plan may be a member of a committee established to administer the Purchase Plan.

ELIGIBILITY

    Any person who is customarily employed by the Company (or any of its majority-owned subsidiaries) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by Section 423(b) of the Code.

OFFERING PERIODS

    The Purchase Plan is implemented by overlapping twenty-four month offering periods ("Offering Periods"), each divided into four six-month exercise periods. Shares are issued on the last day of each six-month exercise period (the "Exercise Date"). A new Offering Period commences every six months, generally at May 1 and November 1 of each year, although a special, short offering period commenced July 1, 1996 to permit former employees of Cray Research, Inc. (and all other employees of the Company who elected to participate) to participate in the plan prior to commencement of the next regularly scheduled Offering Period in November 1996. Employees may commence their participation in the Purchase Plan only at the beginning of an Offering Period and may participate in only one Offering Period at one time. The Purchase Plan provides that the Board of Directors or the committee may set the duration of the Offering Periods at any period of time in its discretion, without stockholder approval.

PARTICIPATION IN THE PLAN

    Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions for the purchase of shares under the Plan not less than 15 days prior to the beginning of an Offering Period, unless a later time for filing the subscription agreement has been set by the Board for all eligible employees with respect to a given Offering Period. A person who becomes employed after the commencement of an Offering Period may not participate in the Plan until the commencement of the next Offering Period. Unless the participant's participation is discontinued, the purchase of shares occurs automatically on the next Exercise Date in the Offering Period.

PURCHASE PRICE

    The purchase price per share at which shares are sold under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock (a) on the date of commencement of the Offering Period or (b) on the applicable Exercise Date within such Offering Period. The applicable "Exercise Date" is the last day of the particular six-month exercise period within the Offering Period. The fair market value of the Common Stock on a given date is the closing sales price on the New York Stock Exchange as of such date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions during the Offering Period. The deductions may not exceed 10% of a participant's eligible compensation. The Board of Directors currently has defined eligible compensation to mean base pay, plus all other amounts attributable to overtime, shift premium, incentive compensation, regular bonuses and commissions, exclusive of "spot bonuses" and any other such similar items. A participant may discontinue his or her participation in the Plan or may increase or decrease the rate of payroll deductions at any time during the Offering Period. Payroll deductions generally commence on the first payday following the commencement of the Offering Period, and continue at the same rate until the end of the Offering Period unless sooner terminated as provided in the Purchase Plan. All payroll deductions are credited to the participant's account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

    The maximum number of shares issuable to a participant in an Offering Period is the lesser of (i) the number of shares purchasable by dividing $50,000 by the fair market value of the Company's Common Stock on the first day of the Offering Period, or (ii) to the extent such limit is imposed by law, the number of shares purchasable without allowing a participant to accrue the right to purchase shares under the Purchase Plan at a rate exceeding $25,000 of fair market value of such shares (determined at the first day of the Offering Period) for each calendar year in which the option is outstanding at any time. See discussion below under "Withdrawal."

    Notwithstanding the foregoing, no participant will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the participant would own 5% or more of the combined voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options). Furthermore, if the total number of shares issuable on an Exercise Date exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the available shares will be made in as uniform a manner as is practicable.

WITHDRAWAL

    A participant's interest in a given offering may be terminated in whole, but not in part, at any time during an Offering Period by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Any withdrawal by the participant of accumulated payroll deductions for a given Offering Period automatically terminates the participant's participation in that Offering Period. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an Offering Period will be deemed to be a withdrawal from that Offering Period.

    A participant's withdrawal from an Offering Period does not have any effect upon such participant's eligibility to participate in subsequent Offering Periods under the Purchase Plan.

AUTOMATIC TRANSFER TO LOWER PRICE OFFERING PERIOD

    If the fair market value of the Company's Common Stock on the first day of any exercise period is less than on the first day of that Offering Period, all employees participating in the Plan on the first day of such exercise period will be deemed to have withdrawn from the Offering Period on the first day of such exercise period and to have enrolled in the new Offering Period commencing on that date. A participant may elect to remain in the previous Offering Period by delivery of a written notice to the Company declaring such election prior to the time of the automatic change to the new Offering Period.

ADJUSTMENT ON CHANGES IN CAPITALIZATION

    In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directors in the shares subject to purchase under the Purchase Plan and in the purchase price per share. In the event of the proposed dissolution or liquidation of the Company, the offering periods will terminate immediately prior to such dissolution or liquidation, unless the Board provides otherwise. The Board may also, in the exercise of its sole discretion, adjust the number of shares of Common Stock available for issuance under the Purchase Plan as well as the purchase price per share for outstanding options in the event the Company effects a reorganization, recapitalization, rights offering or other increase or reduction of shares of outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

ACCELERATION OF OPTIONS

    In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each option under the Purchase Plan will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant will have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable.

NON-ASSIGNABILITY

    No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

AMENDMENT AND TERMINATION OF THE PLAN

    The Purchase Plan may be amended by the Board of Directors without prior approval of the stockholders of the Company unless such approval is required by applicable law or regulation, including the rules of the New York Stock Exchange (such as an amendment that would increase the number of shares reserved under the Plan).

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of purchase of shares. Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend on the holding period. If the shares are disposed of by the participant at least two years after the beginning of the Offering Period and at least one year from the date the shares are purchased, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or
(b) 15% of the fair market value of the shares on the first day of the Offering Period will be treated as ordinary income and any further gain will be taxed at long-term capital gain rates. If the shares are sold after such time and the sales price is less than the purchase price, the participant recognizes no ordinary income but instead a capital loss.

    If the shares are sold or otherwise disposed of before the expiration of such two-year and one-year periods, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income. Any additional gain or loss on such sale or disposition shall be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon disposition of shares within two years from the date of grant or within one year of the date of purchase.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

PARTICIPATION IN THE EMPLOYEE STOCK PURCHASE PLAN

    The following table sets forth, as to the executive officers named in the table under "Executive Officer Compensation" above, all current executive officers as a group, and all other employees who participated in the Purchase
Plan: (i) the value and number of shares of the Company's Common Stock purchased under the Purchase Plan during the period from May 1, 1995 to April 30, 1996; and (ii) the amount of payroll deductions accumulated through September 20, 1996 for the current exercise periods under the Purchase Plan which end October 31, 1996.

                                                                                                     CURRENT
                                                                                                   ACCUMULATED
                                                                  DOLLAR      NUMBER OF SHARES       PAYROLL
NAME                                                             VALUE(1)        PURCHASED         DEDUCTIONS
- ------------------------------------------------------------  --------------  ----------------  -----------------
Edward R. McCracken.........................................   $      7,791              980           --
Thomas A. Jermoluk..........................................          7,791              980           --
Teruyasu Sekimoto...........................................          5,583              575      $       3,985
Robert K. Burgess...........................................          6,481            1,386           --
Gary L. Lauer...............................................        --               --                --
All current executive officers as a group (  persons).......        117,253           14,189             77,169
All employees (including all current officers who are not
  executive officers) as a group............................     12,347,185        1,543,567         14,666,362

- ------------------------

(1) The amounts in this column reflect the difference between the market value on the date of purchase and the purchase price under the Purchase Plan and may not represent amounts actually realized by the participants.

VOTE REQUIRED

    Approval of the amendment to increase the number of shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan requires the affirmative votes of a majority of the votes cast.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN.

                           PROPOSAL NO. 3--AMENDMENT
                        TO DIRECTORS' STOCK OPTION PLAN

GENERAL

    The Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors in July 1990 and approved by the stockholders in October 1990. The Directors' Plan provides for the automatic grant of an initial option to purchase 30,000 shares of Common Stock to each non-employee director at the time he or she joins the Board and on the date of each annual meeting thereafter, an option to purchase 10,000 shares of Common Stock to continuing directors. In order to provide for future grants, the Board has approved an amendment to the Director's Plan reserving an additional 800,000 shares for issuance thereunder, thereby increasing the total number reserved for issuance under the Directors' Plan to 1,000,000 shares of Common Stock.

PURPOSE

    The purposes of the Plan are to attract the best available individuals for service as directors of the Company, to align further the interests of the Board of Directors with those of the stockholders, and to encourage their continued service on the Board.

ADMINISTRATION

    The Directors' Plan is designed to work automatically. However, where administration is necessary, it will be provided by the Board of Directors of the Company. No discretion concerning decisions regarding the Directors' Plan is offered to any person who is not a "disinterested" person under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act). Members of the Board receive no additional compensation for their services in connection with the administration of the Directors' Plan.

ELIGIBILITY

    The Directors' Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company. Each such director is granted an option to purchase 30,000 shares of Common Stock upon the date on which such person first becomes a director, whether through election by the stockholders or appointment by the board to fill a vacancy. On the date of the annual stockholders meeting each year, each non-employee director who has served for at least six months is granted an option to purchase an additional 10,000 shares of Common Stock. The Directors' Plan provides for neither a maximum nor a minimum number of option shares that may be granted to any one non-employee director, but does provide restrictions on the number of shares which may be included in any grant and the method of making a grant.

TERMS OF OPTIONS

    Options granted under the Directors' Plan have a term of five years. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted.

    RULE 16b-3. Options granted to directors must comply with the applicable provision of Rule 16b-3 or any successor thereto and must contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Directors' Plan transactions.

    EXERCISE OF THE OPTIONS. The options become exercisable in installments cumulatively as to 34% of the shares subject to the option on the first anniversary of the date of grant of the option and as to 33% of the remaining shares subject to the option for each year thereafter that the optionee remains a director.

    FORM OF CONSIDERATION. The consideration to be paid for shares issued upon exercise of options granted under the Directors' Plan, including the method of payment, is determined by the administrators and may consist entirely of cash, check, promissory note or shares of Common Stock (which in the case of shares acquired upon exercise of an option, have been beneficially owned for at least six months or which were not acquired directly or indirectly from the Company), with a fair market value on the exercise date equal to the aggregate exercise price of the shares being purchased. The Company may also authorize as payment the retention from the total number of shares for which an option is exercised that number of shares with a fair market value equal to the aggregate exercise price of the shares as to which the option is exercised, the delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price or the delivery of a subscription agreement for the shares which irrevocably obligates the optionee to take and pay for the shares not more than 12 months after delivery of the subscription agreement. The Company may also authorize payments by any combination of the foregoing methods or by any other method permitted by applicable laws.

    OPTION PRICE. The per share exercise price of options is 100% of the fair market value of the Company's Common Stock on the date of grant. As long as the Common Stock of the Company is traded on the New York Stock Exchange, the fair market value of a share of Common Stock of the Company is the closing sales price for such stock (or the closing bid, if no sales are reported, as quoted on such system) on the date of grant as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable.

    TERMINATION OF STATUS AS A DIRECTOR. The Directors' Plan provides that if the optionee ceases to serve as a director of the Company, the option may be exercised within three months after the date he or she ceases to be a director as to all or part of the shares that the optionee was entitled to exercise at the date of such termination.

    DEATH AND DISABILITY. In the event of the death or permanent and total disability of an optionee, the option may be exercised at any time within six months, but only to the extent that the option would have been exercisable at the time of death or disability.

    NONTRANSFERABILITY OF OPTIONS. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

    ACCELERATION OF OPTIONS. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by an equivalent option by such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant will have the right to exercise the option as to all shares subject to such option, including shares as to which the option would not otherwise be exercisable. If the Board determines that options will be fully exercisable in lieu of assumption or substitution, the Company will notify the participant that the option will be fully exercisable for a specified period from the date of such notice and will terminate upon the expiration of such period.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

    In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment will be made in the number of shares which have been reserved for issuance under the Directors' Plan and the price per share covered by each outstanding option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately before the consummation of such proposed action, unless otherwise provided by the Board. The Board of Directors may, in its discretion, make provision for accelerating the exercisability of shares subject to options under the Directors' Plan in such event.

AMENDMENT AND TERMINATION

    The Board may amend or discontinue the Directors' Plan at any time, but such amendment or discontinuation shall not adversely affect any stock options then outstanding under the Directors' Plan, without the participants' consent. The Directors' Plan may be amended by the Board of Directors without prior approval of the stockholders of the Company unless such approval is required by applicable tax, securities or state corporate law.

FEDERAL INCOME TAX ASPECTS OF THE DIRECTORS' STOCK OPTION PLAN

    Options granted under the Directors' Plan are nonstatutory options. An Outside Director does not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon exercise of a nonstatutory option, an Outside Director generally recognizes ordinary income measured for tax purposes by the excess of the then fair market value of the shares over the exercise price. If a sale of shares acquired upon exercise of an option could subject the director to suit under Section 16 of the Exchange Act, the date of recognition of such ordinary income may be deferred for up to six months unless the director files an election with the Internal Revenue Service under Section 83(b) of the Code.

    The Outside Director's holding period for long-term capital gain purposes begins when he or she recognizes ordinary income with respect to an option exercise. When the Outside Director resells the shares, he or she recognizes as capital gain or loss any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above. Such capital gain or loss will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. Currently, tax on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income.

    The Company will be entitled to a tax deduction in the amount and at the time that the director recognizes ordinary income with respect to shares acquired upon exercise of a non-statutory option.

    The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Director's Plan. It does not purport to be complete, and it does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE DIRECTORS' STOCK OPTION PLAN.

                        PROPOSAL NO. 4--RATIFICATION OF
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1997. In the event of a majority vote against approval, the Board will reconsider its selection, and in any event is entitled to change auditors at a later date. Ernst & Young LLP, has audited the Company's financial statements since the fiscal year ended June 30, 1982. Representatives of Ernst & Young LLP, are expected to be present at the meeting with the opportunity to make a statement, and to be available to respond to appropriate questions.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP, AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1997.

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy intend to vote the shares they represent as Management may recommend.

Dated: September 20, 1996                     BY ORDER OF THE BOARD OF DIRECTORS

                                                    [SIG]
                                              William M. Kelly
                                              SECRETARY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF

                            SILICON GRAPHICS, INC.

                     1996 ANNUAL MEETING OF STOCKHOLDERS



     The undersigned stockholder of Silicon Graphics, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 20, 1996, and hereby appoints Edward R. McCracken and William M. Kelly, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of Silicon Graphics, Inc. to be held on October 30, 1996, at 2:00 p.m. local time, at the Company's principal offices, 2011 North Shoreline Boulevard, Shoreline Technology Park, Building 5, Mountain View, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, FOR THE AMENDMENT TO THE COMPANY'S DIRECTORS' STOCK PLAN, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                            SILICON GRAPHICS, INC.

Silicon Graphics provides computing solutions that range from cost-effective, high-performance desktop workstations to database and compute servers to the Cray Research supercomputers. Our computing tools combine power and interactive visualization to accelerate our customers' "time to insight" in applications as diverse as manufacturing, entertainment, science and the World Wide Web.

Silicon Graphics' Cray Research subsidiary, acquired in fiscal 1996, provides supercomputing tools and services to help solve customers' most challenging problems. Another subsidiary, MIPS Technologies, designs the industry-leading MIPS-Registered Trademark- RISC microprocessor. The Company licenses its designs to semiconductor partners, who manufacture MIPS microprocessors for use in the computer and consumer markets. Our Alias|Wavefront subsidiary provides innovative animation and advanced modeling software for entertainment and industrial applications.

Headquartered in Mountain View, California, Silicon Graphics sells its products worldwide and employs more than 10,000 people. Silicon Graphics stock trades on the New York Stock Exchange under the symbol "SGI."

[X]   Please mark votes as in this example.

      THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR THE APPROVAL OF EACH OF PROPOSALS 2, 3 AND 4 SET FORTH BELOW, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.    ELECTION OF DIRECTORS

      Nominees for Class I Directors: C. Richard Kramlich, Edward R. McCracken, Lucille Shapiro and Robert B. Shapiro

                     FOR                               WITHHELD

                     [__]                                 [__]

      [__] ___________________________________________________________________
           For all nominees except as noted above

2. PROPOSAL TO APPROVE AN AMENDMENT INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN BY 8,000,000 SHARES.

                     FOR            AGAINST            WITHHELD

                     [__]            [__]                 [__]

3. PROPOSAL TO APPROVE AN AMENDMENT INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S DIRECTORS' STOCK OPTION PLAN BY 800,000 SHARES.

                     FOR            AGAINST            WITHHELD

                     [__]            [__]                 [__]

4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 1997.

                     FOR            AGAINST            WITHHELD

                     [__]            [__]                 [__]

      In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.


             Signature:__________________________  Date:_____________________


             Signature:__________________________  Date:_____________________


(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

[__]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

                            INSTRUCTION TO TRUSTEE
                      SILICON GRAPHICS, INC. ANNUAL MEETING

TO:  Montreal Trust Company of Canada, as Trustee, c/o Boston EquiServe

     The undersigned holder of Exchangeable Non-Voting Shares of Silicon Graphics Limited hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated September 20, 1996 of Silicon Graphics, Inc. ("SGI"). I hereby direct you, as Trustee under the Voting Trust and Exchange Agreement relating to the Exchangeable Shares, to cast as I have indicated on the reverse side the number of Series E Preferred Stock votes (the "Directed Votes") that I am entitled as a holder of Exchangeable Shares to direct you to vote at the SGI 1996 Annual Meeting of Stockholders to be held on October 30, 1996 at 2:00 p.m. local time at the principal offices of SGI, 2011 North Shoreline Boulevard, Shoreline Technology Park, Building 5, Mountain View, California, and at any adjournment(s) thereof.
You may cast my Directed Votes in person or by proxy unless I have requested on the reverse side that you deliver a proxy for such votes to me or my specified representative. Unless I have so requested a proxy for my Directed Votes, you may vote according to your discretion (or that of your proxy holder) on any other matter that may properly come before the meeting.

     The Directed Votes will be cast as indicated on the reverse side, or if no contrary direction is indicated, will be voted FOR the election of directors, FOR the amendment to the Company's Employee Stock Purchase Plan, FOR the amendment to the Company's Directors' Stock Plan, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                            SILICON GRAPHICS, INC.

Silicon Graphics provides computing solutions that range from cost-effective, high-performance desktop workstations to database and compute servers to the Cray Research supercomputers. Our computing tools combine power and interactive visualization to accelerate our customers' "time to insight" in applications as diverse as manufacturing, entertainment, science and the World Wide Web.

Silicon Graphics' Cray Research subsidiary, acquired in fiscal 1996, provides supercomputing tools and services to help solve customers' most challenging problems. Another subsidiary, MIPS Technologies, designs the industry-leading MIPS-Registered Trademark- RISC microprocessor. The Company licenses its designs to semiconductor partners, who manufacture MIPS microprocessors for use in the computer and consumer markets. Our Alias|Wavefront subsidiary provides innovative animation and advanced modeling software for entertainment and industrial applications.

Headquartered in Mountain View, California, Silicon Graphics sells its products worldwide and employs more than 10,000 people. Silicon Graphics stock trades on the New York Stock Exchange under the symbol "SGI."



/X/   Please mark votes as in this example.

1.    ELECTION OF DIRECTORS

      Nominees for Class I Directors: C. Richard Kramlich, Edward R. McCracken, Lucille Shapiro and Robert B. Shapiro

                     FOR                               WITHHELD

                     [__]                                 [__]

      [__] ___________________________________________________________________
           For all nominees except as noted above

      OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN BY 8,000,000 SHARES.

                     FOR            AGAINST            WITHHELD

                     [__]            [__]                 [__]

3. PROPOSAL TO APPROVE AN AMENDMENT INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S DIRECTORS' STOCK OPTION PLAN BY 800,000 SHARES.

                     FOR            AGAINST            WITHHELD

                     [__]            [__]                 [__]

4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 1997.

                     FOR            AGAINST            WITHHELD

                     [__]            [__]                 [__]


      In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.


/ / Mark this box only to request a proxy for your Directed Votes. A proxy is necessary only if you wish to appear at the meeting in person to cast your Directed Votes or if you want to authorize a specific person other than the Trustee (or its proxy) to cast your Directed Votes. You must provide the name, mailing address and phone number of the person to be authorized to cast your Directed Votes, even if you are requesting the proxy for your own use:__________________________________________________________________.

(This Instruction to Trustee should be marked, dated and signed by the stockholder or his attorney authorized in writing, or, if the stockholder is a corporation, by any officer or attorney thereof duly authorized, and the corporate seal affixed.)

Signature:  ______________________________________      Date:  _______________

Signature:  ______________________________________      Date:  _______________

                           NOTICE

TO:
ALL HOLDERS OF NON-VOTING EXCHANGEABLE SHARES IN
THE CAPITAL  OF SILICON GRAPHICS LIMITED  RESIDENT  IN  CANADA

===============================================================================

Enclosed with this Notice, as required by an order dated June 13, 1995 of the Ontario Securities Commission and an order dated May 30, 1995 of the Manitoba Securities Commission (collectively the "Orders"), are proxy materials relating to Silicon Graphics, Inc. ("SGI"), the parent company of Silicon Graphics Limited (the "Corporation"), and SGI's upcoming annual meeting of stockholders to be held on October 30, 1996 (the "Meeting") in partial satisfaction of SGI's obligation pursuant to the Orders to provide holders of the Corporation's non-voting exchangeable shares (the Exchangeable Shares") with a copy of all disclosure material furnished to holder of SGI's common shares resident in the United States. Materials relating to SGI are being sent to you because, as a holder of Exchangeable Shares, you have in essence a participatory interest in SGI rather than the Corporation, as described more fully below, and as a result, certain disclosure required to be provided in respect of the Corporation under applicable Canadian securities legislation would not be meaningful or relevant to you.

ECONOMIC EQUIVALENCY OF EXCHANGEABLE SHARES AND SGI COMMON SHARES

The Exchangeable Shares have been structured so as to provide holders with dividend rights that are, as nearly as possible, the equivalent of those attaching to SGI's common shares. As a holder of Exchangeable Shares, you are entitled to a dividend from the Corporation payable at the same time as, and in the Canadian dollar equivalent of, each dividend paid by SGI on an SGI common share. Further, dividends on the SGI common shares may not be declared or paid unless the Corporation has sufficient resources available to pay simultaneous and equivalent dividends on the Exchangeable Shares and the Corporation simultaneously declares or pays, as the case may be, such equivalent dividends. In addition, without the prior approval of holders of Exchangeable Shares as evidenced by not less than two-thirds of the votes cast at a meeting of such holders at which the holders of at least 50 per cent of the outstanding Exchangeable Shares at that time are present or represented by proxy, actions such as distributions of stock dividends, options, rights and warrants for the purchase of securities or other assets (other than cash dividends in the ordinary course), reclassifications, reorganizations and other changes cannot be taken with respect to the SGI common shares generally without the same or an economically equivalent action being taken with respect to the Exchangeable Shares.

RIGHT TO DIRECT VOTING AT MEETINGS OF SGI STOCKHOLDERS

As a holder of Exchangeable Shares, you are entitled, with respect to all meetings of SGI stockholders at which holders of common shares of SGI are entitled to vote, to direct Montreal Trust Company of Canada ("Montreal Trust"), c/o Boston EquiServe, to cast one vote for each Exchangeable Share that you own of record on the record date established for such meetings. However, failure to provide Montreal Trust, c/o Boston EquiServe, with voting instructions will result in no votes being cast on your behalf.

Please note that in order for your voting instructions relating to matters that will be considered at the Meeting to be binding on Montreal Trust, the enclosed Instruction to Trustee must be completed, signed and received by Montreal Trust, c/o Boston EquiServe, by no later than 5:00 p.m. on October 28, 1996. The Instruction to Trustee should be forwarded to the following address:

         Montreal Trust Company of Canada
         c/o Boston EquiServe
         Proxy Services
         P. O. Box 1628
         Boston, MA  02105-9903

A holder of Exchangeable Shares who has delivered a duly completed and signed Instruction to Trustee to Montreal Trust, c/o Boston EquiServe, may revoke or amend that Instruction by delivering to Montreal Trust, c/o Boston EquiServe, an instrument in writing executed by the holder or by his attorney authorized in writing or, if the holder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. However, in order for the written revocation or amendment to be effective, it must be received by Montreal Trust, c/o Boston EquiServe, at the address set out above at or prior to 5:00 p.m. on October 28, 1996.